UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	39-2072586
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

28 Wells Avenue, Third Floor Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of common stock, one class A warrant, and one class B warrant	The NASDAQ Stock Market LLC
Common stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
Class A warrant, exercisable for one share of common stock	The NASDAQ Stock Market LLC
Class B warrant, exercisable for one-half share of common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-195378 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Not applicable

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the units, the shares of common stock, $0.0001 par value per share, the Class A warrants and the Class B Warrants of ContraFect Corporation (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195378) as originally filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2014, and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, and is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the Common Stock to be registered hereunder shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

The securities of the Registrant have been approved for listing on The NASDAQ Stock Market LLC under the ticker symbols “CFRX”, “CFRXW”, “CFRXZ” and “CFRXU.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 28, 2014

(Registrant)	ContraFect Corporation

Date	7/28/2014

By	/s/ Julia P. Gregory
	Name:	Julia P. Gregory
Chief Executive Officer